Exhibit 99.1

Winner Medical Group Inc. Announces Exercise of Over-Allotment Option Bringing
Aggregate Net Proceeds of the Public Offering to $8.8 Million

SHENZHEN, China, May 19 /PRNewswire-Asia/ -- Winner Medical Group Inc. (Nasdaq: WWIN; "Winner Medical" or the “Company”), a leading manufacturer of medical dressings, medical disposables and non-woven PurCotton® materials for the medical and consumer products industries, announced today that in connection with the previously announced public offering of 1,380,000 shares of the Company’s common stock, par value $0.001 per share, Roth Capital Partners, LLC, as representative of the several underwriters, exercised in full the over-allotment option granted under the purchase agreement, dated April 27, 2010, and the underwriters purchased 207,000 additional shares of common stock of the Company at the public offering price of $6.10 per share.

A total of 1,587,000 shares of common stock were issued in connection with this offering and over-allotment exercise. After deducting underwriting discounts and commissions and other estimated offering expenses, Winner Medical received aggregate net proceeds of approximately $8.8 million from the public offering, including net proceeds received from the over-allotment exercise. Winner Medical intends to use the net proceeds from this offering to expand the production capacity of its PurCotton® product line and for general corporate and working capital purposes.

The shares were offered and sold under the Company’s existing shelf registration statement on form S-3, which was declared effective by the Securities and Exchange Commission (the “SEC”) on March 18, 2010. Copies of the final prospectus supplement and related prospectus may be obtained by visiting EDGAR or the SEC Website at www.sec.gov or upon request from Roth Capital Partners, LLC by e-mail to rothecm@roth.com, by fax to +1-949-720-7227, or by mail to 24 Corporate Plaza Drive, Newport Beach, CA 92660, Attention: Equity Capital Markets.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Winner Medical

Winner Medical is a leading manufacturer and the largest exporter by volume in the medical dressing industry in China. Headquartered in Shenzhen, the Company has eight wholly-owned operating subsidiaries and four joint ventures with over 5,000 employees. The Company engages in the manufacturing, sale, research, and development of medical care products, wound care products, home care products and PurCotton® products, a nonwoven fabric made from 100% natural cotton. The products are sold worldwide, with Europe, the United States, China and Japan serving as the top four markets. The Company currently holds more than sixty patents and patent applications for various products and manufacturing processes and is one of the few Chinese companies licensed by the U.S. Food and Drug Administration (FDA) to ship finished, sterilized products directly to the United States market. To learn more about Winner Medical, please visit Winner Medical's web site at: http://ir.winnermedical.com ..

Forward-Looking Statements:

This press release contains certain statements that may include "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding Winner Medical and its subsidiary companies' business strategy, plans and objective and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although Winner Medical believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical's actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward- looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company:

Peng Zhai
Investor Relations Manager
Winner Medical Group Inc.
Tel:   +86-755-2806-6858
  +86-755-2813-8888 x691
Email: investors@winnermedical.com
Web:   http://ir.winnermedical.com

Investors:
Scott Powell
HC International, Inc.
Tel:   +1-917-721-9480
Email: scott.powell@hcinternational.net
Web:   http://www.hcinternational.net